Exhibit 23

MCNAIR, MCLEMORE, MIDDLEBROOKS & CO., LLP

CERTIFIED PUBLIC ACCOUNTANTS

389 Mulberry Street • Post Office Box One • Macon, GA 31202

Telephone (478) 746-6277 • Facsimile (478) 743-6858

www.mmmcpa.com

RALPH S. McLEMORE, SR., CPA (1902-1981)
SIDNEY B. McNAIR, CPA (1913-1992)
SIDNEY E. MIDDLEBROOKS, CPA, PC	ELIZABETH WARE HARDIN, CPA
RAY C. PEARSON, CPA	CAROLINE E. GRIFFIN, CPA
J. RANDOLPH NICHOLS, CPA	RONNIE K. GILBERT, CPA
WILLIAM H. EPPS, JR., CPA	RON C. DOUTHIT, CPA
RAYMOND A. PIPPIN, JR., CPA	CHARLES A. FLETCHER, CPA
JERRY A. WOLFE, CPA	MARJORIE HUCKABEE CARTER, CPA
W. E. BARFIELD, JR., CPA	BRYAN A. ISGETT, CPA
HOWARD S. HOLLEMAN, CPA	DAVID PASCHAL MUSE, JR., CPA
F. GAY McMICHAEL, CPA	KATHY W. FLETCHER, CPA
RICHARD A. WHITTEN, JR., CPA

March 16, 2009

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 333-113335, No. 333-132661 and No. 333-148698) and on Forms S-8 (No. 333-96783 and No. 333-116592) of Security Bank Corporation of our report dated March 16, 2009 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Annual Report on Form 10-K of Security Bank Corporation for the year ended December 31, 2008 and to all references to our firm and to such opinion as are contained therein.

McNAIR, McLEMORE, MIDDLEBROOKS & CO., LLP